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                                                    Filed under Rule 424 (b) (3)
                                                              File No. 333-01623




SUPPLEMENT NO. 39 TO PROSPECTUS DATED MARCH 15, 1996

(AS SUPPLEMENTED MARCH 15, 1996)


                                PACCAR FINANCIAL CORP.

                             MEDIUM-TERM NOTES, SERIES H

                   DUE FROM 9 MONTHS TO 10 YEARS FROM DATE OF ISSUE

           INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY

                                                          INTEREST RATE
RANGE OF MATURITIES                                           PER ANNUM
-------------------                                           ---------
More than  30   months to  33   months..............             6.040%

More than  33   months to  34   months..............             6.055%

More than  34   months to  36   months..............             6.120%

More than  36   months to  38   months..............             6.085%

More than  38   months to  39   months..............             6.120%

More than  39   months to  40   months..............             6.145%

More than  40   months to  43   months..............             6.180%

More than  43   months to  46   months..............             6.220%

More than  46   months to  49   months..............             6.230%


Dated:  April 29, 1998

Form of Note (check one):     Book Entry    [X]

                              Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.